                                                         Registration No. 333-
------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                       CADUS PHARMACEUTICAL CORPORATION
                       --------------------------------
            (Exact name of registrant as specified in its charter)

                                   Delaware
                                   --------
        (State or other jurisdiction of incorporation or organization)


                                  13-3660391
                              -------------------
                     (I.R.S. Employer Identification No.)


          777 Old Saw Mill River Road, Tarrytown, New York 10591-6705
          -----------------------------------------------------------
                   (Address of Principal Executive Offices)


             Cadus Pharmaceutical Corporation 1996 Incentive Plan
             ----------------------------------------------------
                           (Full Title of the Plan)

                               Philip N. Sussman
                       Cadus Pharmaceutical Corporation
                          777 Old Saw Mill River Road
                        Tarrytown, New York 10591-6705
                        ------------------------------
                    (Name and Address of Agent For Service)
                                (914) 467-6200
                             ---------------------
         (Telephone Number, Including Area Code, of Agent For Service)

                       Copy to: Salomon R. Sassoon, Esq.
                    Morrison Cohen Singer & Weinstein, LLP
                             750 Lexington Avenue
                           New York, New York 10022
                                (212) 735-8600

                        CALCULATION OF REGISTRATION FEE

====================================  ==================  ==========================  ========================  ================
      Title of Securities                 Amount to be         Proposed Maximum         Proposed Maximum         Amount of
       to be Registered                    Registered      Offering Price Per Share   Aggregate Offering Price  Registration Fee
====================================  ==================  ==========================  ========================  ================
Common Stock, par value $0.01 per
share, issuable upon restricted
stock awards or the exercise of
options and stock appreciation
rights which may be granted
under 1996 Incentive Plan                 1,000,000        $  5.78125        (1)       $ 5,781,250.00            $ 1,752.00

====================================  ==================  ==========================  ========================  ================

(1) Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low trade prices of Common Stock of Cadus Pharmaceutical Corporation as reported by the NASDAQ Stock Market on June 25, 1998.

                  The contents of the Registration Statement on Form S-8 of Cadus Pharmaceutical Corporation (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") on February 14, 1997, File No. 333-21871, as amended by Post-Effective Amendment No. 1 thereto, filed with the SEC on March 10, 1997, and all documents referenced therein are incorporated herein by reference.

                                  SIGNATURES
                                  ----------

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarrytown, State of New York, on this 22nd day of June, 1998.

                         CADUS PHARMACEUTICAL CORPORATION

                         By:     Philip N. Sussman
                             -----------------------------------
                                 Philip N. Sussman
                                 Senior Vice President of Corporate Development

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

         Signature                                   Title                                              Date
         ---------                                   -----                                              ----

   Philip N. Sussman                         Senior Vice President of Corporate Development         June 22, 1998
------------------------------------         (Principal Executive Officer)
   Philip N. Sussman


   James S. Rielly                           Vice President of Finance,                             June 22, 1998-
------------------------------------         Treasurer and Secretary (Principal
   James S. Rielly                           Financial and Accounting Officer)


                                             Director                                               June  __, 1998
------------------------------------
   Carl C. Icahn

                                             Director                                               June  __, 1998
------------------------------------
   Theodore Altman


   James R. Broach                           Director                                               June 22, 1998
------------------------------------
   James R. Broach


   Harold First                              Director                                               June 22, 1998
------------------------------------
   Harold First


   Russell D. Glass                          Director                                               June 22, 1998
------------------------------------
   Russell D. Glass

                                             Director                                               June __, 1998
------------------------------------
   William H. Koster


   Peter Liebert                             Director                                               June 23, 1998
------------------------------------
   Peter Liebert


   Robert Mitchell                           Director                                               June 24, 1998
------------------------------------
   Robert Mitchell

   Siegfried G. Schaefer                     Director                                               June 24, 1998
------------------------------------
   Siegfried G. Schaefer


   Nicole Vitullo                            Director                                               June 24, 1998
------------------------------------
   Nicole Vitullo

                                             Director                                               June __, 1998
------------------------------------
   Samuel D. Waksal


   Jack G. Wassermn                          Director                                               June 23, 1998
------------------------------------
   Jack G. Wasserman

                                 EXHIBIT INDEX

No.       Description
---       -----------

4.        Amendment No. 2 to Cadus Pharmaceutical Corporation 1996 Incentive
          Plan

5. Opinion of Morrison Cohen Singer & Weinstein, LLP, as to the validity of the securities being registered.

23.1      Consent of KPMG Peat Marwick, LLP.

23.2 Consent of Morrison Cohen Singer & Weinstein, LLP (contained in its Opinion filed as Exhibit 5).